Exhibit 99.1

NEWS RELEASE

NUVASIVE ANNOUNCES SECOND QUARTER 2018 FINANCIAL RESULTS

SAN DIEGO – July 31, 2018 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, today announced financial results for the quarter ended June 30, 2018.

Second Quarter 2018 Highlights

•	Revenue increased 8.5% to $281.6 million, or 7.7% on a constant currency basis;
•	GAAP operating profit margin of 10.1%; Non-GAAP operating profit margin of 16.3%; and
•	GAAP diluted earnings per share increase of 5% to $0.22; Non-GAAP diluted earnings per share increase of 29% to $0.58.

“We are pleased with our second quarter total revenue growth of 8.5% year-over-year driven by momentum in our U.S. Spinal Hardware business where we saw spine case volumes up nearly 7% versus prior year,” said Gregory T. Lucier, chairman and chief executive officer of NuVasive. “We continue to see strong demand for new product introductions from late last year and positive surgeon conversion efforts as our new Lateral Single-Position Surgery procedure gains traction in the market. Our International business also delivered a solid performance with 21% year-over-year growth.”

A full reconciliation of GAAP to non-GAAP measures can be found in the tables of this news release.

Second Quarter 2018 Results

NuVasive reported second quarter 2018 total revenue of $281.6 million, an 8.5% increase compared to $259.4 million for the second quarter 2017. On a constant currency basis, second quarter 2018 total revenue increased 7.7% compared to the same period last year.

For the second quarter 2018, GAAP and non-GAAP gross profit was $204.5 million and $204.9 million, respectively, and GAAP and non-GAAP gross margin was 72.6% and 72.8%, respectively. These results compared to both GAAP and non-GAAP gross profit of $193.2 million, and both GAAP and non-GAAP gross margin of 74.5% for the second quarter 2017. Gross margins for the second quarter 2018 were impacted by the Company’s in-source manufacturing efforts at the West Carrollton facility, which are expected to improve over the second half of 2018.

The Company reported GAAP net income of $11.5 million, or $0.22 per share, for the second quarter 2018 compared to GAAP net income of $12.2 million, or $0.21 per share, for the second quarter 2017. On a non-GAAP basis, the Company reported net income of $30.3 million, or $0.58 per share, for the second quarter 2018 compared to net income of $23.6 million, or $0.45 per share, for the second quarter 2017.

Annual Financial Guidance for 2018

The Company updated its full-year 2018 guidance as follows:

		2018 Guidance Range [1]
		Prior				Current
	(in million's; except %'s and EPS)	GAAP		Non-GAAP		GAAP		Non-GAAP
	Revenue	$1,095	$1,105	$1,095	$1,105	$1,095	$1,105	$1,095	$1,105
	% Growth - Reported [2]	6.7%	7.6%	6.7%	7.6%	6.7%	7.6%	6.7%	7.6%
	% Growth - Constant Currency [2,3]			5.7%	6.6%			6.3%	7.3%
	Operating margin	9.6%	9.7%	17.6%	17.6%	8.0%	8.1%	16.7%	16.7%
	Earnings per share	$0.71	$0.74	$2.44	$2.47	$0.45	$0.48	$2.37	$2.40
	EBITDA	19.5%	19.5%	26.9%	26.9%	18.7%	18.7%	25.9%	25.9%
	Tax Rate	~31%	~31%	~23%	~23%	~33%	~33%	~21%	~21%

[1]	Prior guidance reflects the range provided May 1, 2018. Current guidance reflects the range provided July 31, 2018.
[2]	2017 has been recasted and presented based on our full retrospective method of adoption of ASC 606.
[3]	Constant currency is a measure that adjusts US GAAP revenue for the impact of currency over the same period in the prior year.

•

Full-year 2018 revenue remains in the range of $1,095 million to $1,105 million reflecting reported growth of 6.7% to 7.6%, and growth in the range of 4.7% to 5.7%, exclusive of the SafePassage acquisition;

•	Non-GAAP diluted earnings per share in a range of $2.37 to $2.40 compared with the prior expectation of $2.44 to $2.47;
•	Non-GAAP operating profit margin of approximately 16.7% compared with the prior expectation of 17.6%;
•	Adjusted EBITDA margin of approximately 25.9% compared with the prior expectation of 26.9%;
•	Non-GAAP effective tax expense rate of approximately 21%, compared with the prior expectation of approximately 23%;
•	The Company expects currency to have a positive impact on revenue in 2018 of approximately $3 million compared with the prior expectation of $10 million; and
•	The Company expects to drive an adjusted EBITDA of approximately $283 million to $293 million.

The above guidance assumes a full-year benefit of U.S. tax reform, suspension of the medical device tax and the SafePassage acquisition.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section of the Company’s website at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance
		2017 Actuals [1,2]	2018 Guidance Range
			Prior [1,3,4]		Current [1,3,5]
	GAAP net income per share	$1.48	$0.71	$0.74	$0.45	$0.48
	Impact of change to diluted share count	0.08	0.01	0.01	—	—
	GAAP net income per share, adjusted to diluted Non-GAAP share count	$1.56	$0.72	$0.75	$0.45	$0.48

	Business transition costs [6]	0.08	0.07	0.07	0.13	0.13
	Non-cash purchase accounting adjustments on acquisitions [7]	0.01	0.02	0.02	0.02	0.02
	Non-cash interest expense on convertible notes	0.33	0.32	0.32	0.32	0.32
	Litigation related expenses and settlements [8]	0.09	0.55	0.55	0.60	0.60
	Non-recurring consulting fees [9]	—	0.12	0.12	0.13	0.13
	Impairment of strategic investment	—	0.17	0.17	0.17	0.17
	Amortization of intangible assets [10]	0.89	0.89	0.89	0.95	0.95
	Tax effect of adjustments [11]	(1.08)	(0.42)	(0.42)	(0.40)	(0.40)
	Non-GAAP earnings per share	$1.89	$2.44	$2.47	$2.37	$2.40

	GAAP Weighted shares outstanding - basic	50,874	51,025	51,025	51,397	51,397
	GAAP Weighted shares outstanding - diluted	55,193	52,647	52,647	52,131	52,131
	Non-GAAP Weighted shares outstanding - diluted [12]	52,345	52,185	52,185	52,131	52,131

[1]	Items may not foot due to rounding.
[2]

2017 has been recasted and presented based on our full retrospective method of adoption of ASC 606 as well as for expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[3]	Prior guidance reflects the range provided May 1, 2018. Current guidance reflects the range provided July 31, 2018.
[4]	Effective tax expense rate of ~31% applied to GAAP earnings and ~23% applied to Non-GAAP earnings.
[5]	Effective tax expense rate of ~33% applied to GAAP earnings and ~21% applied to Non-GAAP earnings.
[6]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[7]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[8]

Related to the Medtronic litigation matter for fiscal year 2017. Represents the settlement loss in connection with the Madsen Medical, Inc. litigation matter as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property for fiscal year 2018.

[9]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[10]	2017 results exclude the amortization associated with non-controlling interest.
[11]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~33% on a GAAP basis and ~21% on a non-GAAP basis.

[12]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Reconciliation of Non-GAAP Operating Margin %
			2018 Guidance [2,3]
	(in thousands, except %)	2017 Actuals [1,2]	Prior	Current
	Non-GAAP Gross Margin % [A]	73.9%	73.5%	72.6%
	Non-cash purchase accounting adjustments on acquisitions [4]	(0.1%)	(0.1%)	(0.1%)
	GAAP Gross Margin [B]	73.9%	73.4%	72.5%

	Non-GAAP Sales, Marketing & Administrative Expense [C]	52.5%	50.6%	50.6%
	Non-recurring consulting fees [5]	0.0%	0.6%	0.6%
	GAAP Sales, Marketing & Administrative Expense [D]	52.5%	51.2%	51.2%

	Non-GAAP Research & Development Expense [E]	4.9%	5.3%	5.3%
	In-process research & development	0.0%	0.0%	0.0%
	GAAP Research & Development Expense [F]	4.9%	5.3%	5.3%

	Litigation related expenses and settlements [G] [6]	0.5%	2.6%	2.9%
	Amortization of intangible assets [H] [7]	4.7%	4.3%	4.5%
	Business transition costs [I] [8]	0.5%	0.4%	0.6%

	Non-GAAP Operating Margin % [A - C - E]	16.5%	17.6%	16.7%

	GAAP Operating Margin % [B - D - F - G - H - I]	10.9%	9.6%	8.0%

[1]

2017 has been recasted and presented based on our full retrospective method of adoption of ASC 606 as well as for expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[2]	Items may not foot due to rounding.
[3]	Prior guidance reflects the range provided May 1, 2018. Current guidance reflects the range provided July 31, 2018.
[4]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[5]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[6]

Related to the Medtronic litigation matter, settlement loss in connection with the Madsen Medical, Inc. litigation matter as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[7]	For fiscal year 2017 amortization includes the amortization attributable to non-controlling interest. In January 2018, the Company completed the acquisition of the non-controlling interest.
[8]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

Reconciliation of EBITDA %

			2018 Guidance [2,3]
	(in thousands, except %)	2017 Actuals [1,2]	Prior	Current
	Net Income / (Loss)	7.9%	3.4%	2.2%
	Interest (income) / expense, net	3.7%	3.6%	3.5%
	Provision for income taxes	(0.7%)	1.6%	1.1%
	Depreciation and amortization [4]	11.7%	10.9%	11.5%
	EBITDA	22.6%	19.5%	18.3%
	Non-cash stock based compensation	2.2%	3.0%	2.6%
	Business transition costs [5]	0.4%	0.3%	0.6%
	Non-cash purchase accounting adjustments on acquisitions [6]	0.1%	0.1%	0.1%
	Litigation related expenses and settlements [7]	0.5%	2.6%	2.9%
	Non-recurring consulting fees [8]	0.0%	0.6%	0.6%
	Impairment of strategic investment	0.0%	0.8%	0.8%
	Adjusted EBITDA	25.7%	26.9%	25.9%

[1]

2017 has been recasted and presented based on our full retrospective method of adoption of ASC 606 as well as for expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[2]	Items may not foot due to rounding.
[3]	Prior guidance reflects the range provided May 1, 2018. Current guidance reflects the range provided July 31, 2018.
[4]	2017 results exclude the amortization associated with non-controlling interest.
[5]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[6]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[7]

Related to the Medtronic litigation matter, settlement loss in connection with the Madsen Medical, Inc. litigation matter as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[8]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating profit margin, which exclude amortization of intangible assets, business transition costs, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, and non-cash interest expense (excluding debt issuance cost) and or losses on convertible notes. Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency is the use of an exchange rate that eliminates fluctuations when calculating financial performance numbers. The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, business transition costs, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, and other significant one-time items.

Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

During the quarter ended June 30, 2018, the Company began excluding from its non-GAAP financial results certain litigation related expenses, in addition to litigation charges associated with significant legal settlements. As previously disclosed, the Company is pursuing various legal claims against a former member of the Company’s Board of Directors for violations of his contractual obligations to the Company and breach of his fiduciary duties. The Company has also filed lawsuits against his current employer for tort claims and intellectual property infringement. The Company began excluding litigation expenses associated with these and related legal matters in the quarter ended June 30, 2018. Expenses for these legal matters significantly increased during the quarter ended June 30, 2018, and based on developments in these legal matters, expenses are expected to be significant throughout 2018. The Company believes that these litigation expenses are unusual in nature and not reflective of the Company’s normal course of business or the financial performance of the Company’s core business operations. These expenses are included in the line item “Litigation related expenses and settlements” in the non-GAAP reconciliations below. For consistency and comparability, the Company has re-casted its non-GAAP financial results for each of the quarters ended December 31, 2017 and March 31, 2018 to exclude these litigation expenses in such periods, which were $0.4 million and $0.6 million, respectively.

	For the Three Months Ended June 30, 2018
	Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO	Net Income to Adjusted EBITDA
	Reported GAAP	$204,508	$28,563	$11,531	$0.22	51,956	$11,531
	% of revenue	72.6%	10.1%
	Non-cash purchase accounting adjustments on acquisitions [1]	405	405	405			405
	Amortization of intangible assets		12,628	12,628
	Litigation related expenses and settlements [2]		383	383			383
	Business transition costs [3]		3,998	3,998			3,998
	Non-cash interest expense on convertible notes			4,153
	Tax effect of adjustments [4]			(2,775)
	Interest expense/(income), net						9,840
	Income tax expense						4,813
	Depreciation and amortization						32,061
	Non-cash stock based compensation						6,860
	Adjusted Non-GAAP	$204,913	$45,977	$30,323	$0.58	51,956	$69,891
	% of revenue	72.8%	16.3%				24.8%

[1]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[2]

Represents the change in the estimated loss contingency recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter, as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[3]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[4]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~32.6% on a GAAP basis and ~21.0% on a non-GAAP basis.

	For the Six Months Ended June 30, 2018
	Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net (Loss) Income	Diluted EPS	Diluted WASO [6]	Net Loss to Adjusted EBITDA
	Reported GAAP	$391,216	$10,341	$(15,601)	$(0.30)	51,292	$(15,601)
	% of revenue	72.2%	1.9%
	Non-cash purchase accounting adjustments on acquisitions [1]	810	810	810			810
	Non-recurring consulting fees [2]		6,084	6,084			6,084
	Amortization of intangible assets		25,053	25,053
	Litigation related expenses and settlements [3]		29,969	29,969			29,969
	Business transition costs [4]		6,251	6,251			6,251
	Non-cash interest expense on convertible notes			8,252
	Impairment of strategic investment			9,004			9,004
	Tax effect of adjustments [5]			(18,884)
	Interest expense/(income), net						19,173
	Income tax benefit						(5,313)
	Depreciation and amortization						64,151
	Non-cash stock based compensation						10,994
	Adjusted Non-GAAP	$392,026	$78,508	$50,938	$0.98	51,849	$125,522
	% of revenue	72.3%	14.5%				23.2%

[1]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[2]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[3]

Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter, as well as expenses associated with ongoing litigation with a former Board member and his current employer related to various matters, including infringement of the Company’s intellectual property.

[4]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[5]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~32.6% on a GAAP basis and ~21.0% on a non-GAAP basis.

[6]

The Company had a GAAP net loss for the six months ended June 30, 2018, and therefore the loss per share was calculated using the basic weighted average shares outstanding. The non-GAAP earnings per share for the six months ending June 30, 2018 was calculated using the diluted weighted average shares outstanding.

	For the Three Months Ended June 30, 2017
	Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [5]	Net Income to Adjusted EBITDA
	Reported GAAP [1]	$193,213	$28,956	$12,167	$0.21	58,330	$12,167
	% of revenue	74.5%	11.2%
	Amortization of intangible assets [2]		11,349	11,028
	Business transition costs [3]		1,369	1,369			1,369
	Non-cash interest expense on convertible notes			4,665
	Tax effect of adjustments [4]			(5,664)
	Interest expense/(income), net						9,944
	Income tax expense						6,776
	Depreciation and amortization [2]						28,856
	Non-cash stock based compensation						8,394
	Adjusted Non-GAAP	$193,213	$41,674	$23,565	$0.45	52,743	$67,506
	% of revenue	74.5%	16.1%				26.0%

[1]	Reported GAAP figures for 2017 have been recasted and presented based on the full retrospective method of adoption of ASC 606.
[2]

When reconciling from reported GAAP net income, the adjustment for amortization of intangible assets excludes the amortization associated with non-controlling interest. In January 2018, the Company completed the acquisition of the non-controlling interest.

[3]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[4]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~32.7% benefit on a GAAP basis and ~35.0% on a non-GAAP basis.

[5]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Six Months Ended June 30, 2017
	Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [5]	Net Income to Adjusted EBITDA
	Reported GAAP [1]	$380,783	$51,628	$24,593	$0.42	58,059	$24,593
	% of revenue	74.9%	10.2%
	Amortization of intangible assets [2]		23,410	22,766
	Business transition costs [3]		1,424	1,424			1,424
	Non-cash interest expense on convertible notes			9,264
	Tax effect of adjustments [4]			(14,790)
	Interest expense/(income), net						19,606
	Income tax expense						8,061
	Depreciation and amortization [2]						58,014
	Non-cash stock based compensation						15,411
	Adjusted Non-GAAP	$380,783	$76,462	$43,257	$0.82	52,713	$127,109
	% of revenue	74.9%	15.0%				25.0%

[1]	Reported GAAP figures for 2017 have been recasted and presented based on the full retrospective method of adoption of ASC 606.
[2]

When reconciling from reported GAAP net income, the adjustment for amortization of intangible assets excludes the amortization associated with non-controlling interest. In January 2018, the Company completed the acquisition of the non-controlling interest.

[3]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[4]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~32.7% benefit on a GAAP basis and ~35.0% on a non-GAAP basis.

[5]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes and warrants for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Investor Conference Call

NuVasive will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its financial performance for the second quarter 2018. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company's website at www.nuvasive.com. After the live webcast, the call will remain available on NuVasive's website through August 28, 2018. In addition, a telephone replay of the call will be available until August 7, 2018. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 13681479.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, focused on transforming spine surgery and beyond with minimally disruptive, procedurally-integrated solutions designed to deliver reproducible and clinically-proven surgical outcomes. The Company’s portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With over $1 billion in revenues, NuVasive has an approximate 2,400 person workforce in more than 40 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward looking statements. In addition, this news release contains selected financial results from the second quarter 2018, as well as projections for 2018 financial guidance and longer-term financial performance goals. The Company’s results for the second quarter 2018 are prior to the completion of review and audit procedures by the Company’s external auditors and are subject to adjustment. In addition, the Company’s projections for 2018 financial guidance and longer-term financial performance goals represent initial estimates, and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company’s surgical products and procedures by spine surgeons, spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive’s products (including the iGA™ platform), the Company’s ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited)	2018	2017	2018	2017
Revenue
Product revenue	$252,687	$237,824	$486,202	$462,779
Service revenue	28,877	21,575	55,884	45,633
Total revenue	281,564	259,399	542,086	508,412
Cost of revenue (excluding below amortization of intangible assets)
Cost of products sold	58,202	50,535	113,393	96,436
Cost of services	18,854	15,651	37,477	31,193
Total cost of revenue	77,056	66,186	150,870	127,629
Gross profit	204,508	193,213	391,216	380,783
Operating expenses:
Sales, marketing and administrative	145,658	138,967	292,424	279,335
Research and development	14,856	12,572	29,347	24,986
Amortization of intangible assets	12,628	11,349	25,053	23,410
Litigation liability (gain) loss	(1,195)	—	27,800	—
Business transition costs	3,998	1,369	6,251	1,424
Total operating expenses	175,945	164,257	380,875	329,155
Interest and other expense, net:
Interest income	116	139	250	276
Interest expense	(9,956)	(10,083)	(19,423)	(19,882)
Other expense, net	(2,379)	(501)	(12,082)	(243)
Total interest and other expense, net	(12,219)	(10,445)	(31,255)	(19,849)
Income (loss) before income taxes	16,344	18,511	(20,914)	31,779
Income tax (expense) benefit	(4,813)	(6,776)	5,313	(8,061)
Consolidated net income (loss)	$11,531	$11,735	$(15,601)	$23,718
Add back net loss attributable to non-controlling interest	$—	$(432)	$—	$(875)
Net income (loss) attributable to NuVasive, Inc.	$11,531	$12,167	$(15,601)	$24,593

Net income (loss) per share attributable to NuVasive, Inc.:
Basic	$0.22	$0.24	$(0.30)	$0.48
Diluted	$0.22	$0.21	$(0.30)	$0.42
Weighted average shares outstanding:
Basic	51,356	51,082	51,292	50,825
Diluted	51,956	58,330	51,292	58,059

NuVasive, Inc.
Consolidated Balance Sheets
(in thousands, except par values and share amounts)

	June 30, 2018	December 31, 2017
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$70,078	$72,803
Restricted cash and investments	—	3,901
Accounts receivable, net of allowances of $16,782 and $13,026, respectively	199,907	200,220
Inventory, net	259,819	247,138
Prepaid income taxes	18,187	17,209
Prepaid expenses and other current assets	23,588	18,792
Total current assets	571,579	560,063
Property and equipment, net	231,733	215,326
Intangible assets, net	276,318	280,774
Goodwill	560,751	536,926
Deferred tax assets	4,955	6,440
Restricted cash and investments	2,394	1,494
Other assets	24,607	39,117
Total assets	$1,672,337	$1,640,140
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$89,534	$75,767
Contingent consideration liabilities	12,214	18,952
Accrued payroll and related expenses	51,128	55,618
Litigation liabilities	10,300	8,150
Short-term borrowings	37,000	—
Income tax liabilities	3,825	2,908
Total current liabilities	204,001	161,395
Long-term senior convertible notes	592,581	582,920
Deferred and income tax liabilities, non-current	9,525	18,870
Other long-term liabilities	85,067	77,539
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at June 30, 2018 and December 31, 2017, 56,511,851 and 56,164,060 issued and outstanding at June 30, 2018 and December 31, 2017, respectively	61	60
Additional paid-in capital	1,371,436	1,363,549
Accumulated other comprehensive loss	(8,875)	(6,933)
(Accumulated deficit) retained earnings	(10,839)	4,762
Treasury stock at cost; 5,095,290 shares and 5,001,886 shares at June 30, 2018 and December 31, 2017, respectively	(570,620)	(565,867)
Total NuVasive, Inc. stockholders’ equity	781,163	795,571
Non-controlling interest	—	3,845
Total equity	781,163	799,416
Total liabilities and equity	$1,672,337	$1,640,140

NuVasive, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
(unaudited)	2018	2017
Operating activities:
Consolidated net (loss) income	$(15,601)	$23,718
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	64,151	58,688
Impairment of strategic investment	9,004	—
Amortization of non-cash interest	9,920	10,882
Stock-based compensation	10,994	15,411
Reserves on current assets	9,444	64
Other non-cash adjustments	12,133	7,380
Deferred income taxes	(6,593)	(3,077)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	852	(15,823)
Inventory	(19,615)	(29,417)
Contingent consideration liabilities	(100)	(11,200)
Prepaid expenses and other current assets	(2,141)	(2,543)
Accounts payable and accrued liabilities	9,031	4,868
Accrued payroll and related expenses	(6,358)	(2,059)
Litigation liability	2,150	—
Income taxes	(53)	10,172
Net cash provided by operating activities	77,218	67,064
Investing activities:
Acquisitions and investments	(52,081)	(14,417)
Purchases of intangible assets	(7,682)	(1,695)
Purchases of property and equipment	(53,388)	(68,690)
Net cash used in investing activities	(113,151)	(84,802)
Financing activities:
Proceeds from the issuance of common stock	5,312	5,369
Purchase of treasury stock	(2,222)	(10,844)
Payment of contingent consideration	(8,900)	(18,800)
Proceeds from revolving line of credit	82,000	20,000
Repayments on revolving line of credit	(45,000)	—
Other financing activities	(146)	(2,205)
Net cash provided by (used in) financing activities	31,044	(6,480)
Effect of exchange rate changes on cash	(837)	1,449
Decrease in cash, cash equivalents, restricted cash and investments	(5,726)	(22,769)
Cash, cash equivalents, restricted cash and investments at beginning of period	78,198	161,048
Cash, cash equivalents, restricted cash and investments at end of period	$72,472	$138,279

Investor Contact:

Suzanne Hatcher
NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Scott Nyberg

NuVasive, Inc.

858-275-6031

media@nuvasive.com